Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Gregory Bond, the President of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the quarterly Report of the Partnership on Form 10-Q for the period ending June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 14, 2026

/s/ Gregory Bond
Gregory Bond
President of Man Investments
(USA) Corp., the General Partner of the Partnership